CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
First Federal Savings Bank

     We consent to the use in this Post-Effective Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission, of our report dated November 14, 1998, on the financial statements of The Bryan-College Station Financial Holding Company for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in this Post-Effective Amendment No. 1 to Form S-1.



                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                  Crowe, Chizek and Company LLP


Oak Brook, Illinois
February 1, 1999